UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2024

Deciphera Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38219	30-1003521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Smith Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (781) 209-6400

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 Par Value	DCPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 8, 2024, Deciphera Pharmaceuticals, Inc. (the “Company”) disclosed that, based on preliminary unaudited financial information, it had preliminary unaudited total revenue of approximately $47 million for the fourth quarter ended December 31, 2023, and approximately $162 million for the full year ended December 31, 2023. Preliminary unaudited QINLOCK® (ripretinib) net product revenue for the fourth quarter 2023 is estimated to be approximately $46 million, including approximately $35 million in U.S. QINLOCK net product revenue and approximately $11 million in international QINLOCK net product revenue, in addition to approximately $1 million in collaboration revenue. The Company’s preliminary unaudited U.S. QINLOCK net product revenue for the fourth quarter and year ended December 31, 2023 increased an estimated 37% and 25%, respectively, over the same periods in 2022.

Year-over-year growth was primarily due to increased demand volume with the remainder from net price growth. The increased demand observed in the U.S. for the year ended December 31, 2023 was driven by several factors, including fourth-line gastrointestinal stromal tumor (GIST) sales, unpromoted use in earlier lines of therapy based on physician decision, and an increase in average duration of therapy. Outside the U.S., year-over-year growth was driven by increased demand and continued geographic expansion. In 2024, we expect overall growth to continue based on the core factors experienced in 2023 as described above, with typical quarter-to-quarter variability. The growth observed in the fourth quarter of 2023, compared to the same period in 2022, was primarily due to increased demand based on the factors described above, increased net price, and geographic expansion.

The Company also disclosed that it had preliminary unaudited cash, cash equivalents, and marketable securities of approximately $352 million as of December 31, 2023, which, based on current operating plans, is expected to fund operating and capital expenditures into the second half of 2026.

These amounts are preliminary and are subject to completion of financial closing procedures. As a result, these amounts may differ materially from the amounts that will be reflected in the Company’s consolidated financial statements for the quarter and year ended December 31, 2023. A copy of the press release disclosing this information is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.02 by reference.

The preliminary financial data included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The information in Item 2.02 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Planned 2024 Corporate Milestones

On January 8, 2024, the Company also announced the following planned 2024 corporate milestones and expects to:

QINLOCK® (ripretinib)

•	Continue enrolling the INSIGHT pivotal Phase 3 clinical study of QINLOCK versus sunitinib in second-line GIST patients with mutations in KIT exon 11 and 17/18 only.

•	Publish in Nature Medicine in January 2024 data from the INTRIGUE Phase 3 study supporting the study of QINLOCK in second-line GIST patients with mutations in KIT exon 11 and 17/18 only.

•	Continue the geographic expansion of QINLOCK in fourth-line GIST, with planned commercial launches following conclusion of pricing and reimbursement negotiations in European and international markets.

Vimseltinib

•

Submit a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) in the second quarter of 2024 and a Marketing Authorisation (MAA) to the European Medicines Agency in the third quarter of 2024 for vimseltinib, an investigational, orally administered, potent, and highly selective switch-control kinase inhibitor of CSF1R, for the potential treatment of TGCT.

•	Present additional results from Part 1 of the pivotal Phase 3 MOTION study of vimseltinib in TGCT patients at a medical meeting in the second quarter of 2024.

•	Present updated data from the Phase 1/2 study of vimseltinib in TGCT in the second half of 2024.

•	Initiate a Phase 2 proof-of-concept study of vimseltinib for the treatment of chronic graft versus host disease (cGVHD) in the fourth quarter of 2024, subject to FDA feedback.

Early-Stage Pipeline

DCC-3116

•

Select a recommended Phase 2 dose for potential expansion cohort(s) for DCC-3116, an investigational switch-control kinase inhibitor of ULK1/2 designed to inhibit autophagy, in 2024, subject to favorable data.

•

Operationalize its announced prioritization of the development of DCC-3116 in combination with sotorasib and with QINLOCK and to discontinue development of the encorafenib and cetuximab combination cohort prior to enrollment in any clinical studies as well as the two MEK combination cohorts.

DCC-3084

•	Initiate a Phase 1 study for DCC-3084, the Company’s pan-RAF inhibitor, in the first half of 2024.

DCC-3009

•

Submit an investigational new drug (IND) application with the FDA for DCC-3009, the Company’s pan-KIT inhibitor, in the first half of 2024 and initiate a Phase 1 study in the second half of 2024, each subject to FDA feedback.

Potential U.S. Market Opportunity for Vimseltinib Incident Population

In addition, based on an internal analysis of U.S. claims data, the Company disclosed that it estimates the addressable market opportunity in the United States for vimseltinib, if approved, to be approximately $700 million for the incident population alone (defined as diagnosed, drug-treated, and recently engaged with a medical oncologist (or a surgeon)). This estimate is based on the previously disclosed 1,400 incident TGCT patients in the U.S., and an estimated 24 months average duration of treatment. The above does not include the potential addressable market opportunity for prevalent TGCT patients, patients who may not have recently engaged with an oncologist (or surgeon), or patients in Europe. Estimates are inherently uncertain. The total addressable market opportunity for vimseltinib and any other drug candidates we may develop will ultimately depend upon, among other things, the diagnosis criteria included in the final label for our current and future drugs for sale for these indications, acceptance by the medical community, patient access, drug pricing, and reimbursement. The number of patients in our targeted commercial markets and elsewhere may turn out to be lower than expected, our expected duration of therapy or treatment may turn out to be lower than expected, patients may not be otherwise amenable to treatment with our drug, or new patients may become increasingly difficult to identify or gain access to, all of which would adversely affect our results of operations and our business.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the Company’s preliminary unaudited net product revenue for the fourth quarter and year ended December 31, 2023, preliminary unaudited cash, cash equivalents, and marketable securities for the year ended December 31, 2023, our expectations regarding future year-over-year and quarter-over-quarter growth factors, and cash guidance; our Phase 3 INSIGHT clinical study of QINLOCK versus sunitinib in second-line GIST patients with mutations in KIT exon 11 and 17/18, plans to publish clinical data from our Phase 3 INTRIGUE study in second-line GIST patients with mutations in KIT exon 11 and 17/18, plans to continue our geographic expansion of QINLOCK in European and international markets; the timing of our NDA and MAA submission for vimseltinib, subject to FDA feedback, the total addressable market opportunity for vimseltinib, if approved, plans to present additional data from our Phase 3 MOTION study and Phase 1/2 study of vimseltinib, each in TGCT patients, plans to initiate a Phase 2 study of vimseltinib in patients with cGVHD, subject to FDA feedback; plans for our on-going phase 1/2 study of DCC-3116 and to select a recommended Phase 2 dose for potential expansion cohort(s), subject to favorable data; initiating a Phase 1 study of DCC-3084 in the first half of 2024, submitting an IND for DCC-3009 in the first half of 2024 and initiating a Phase 1 study in the second half of 2024, each subject to FDA feedback. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on current expectations of management and upon what management believes to be reasonable assumptions based on information currently available to it, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from the expectations set forth in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to preliminary financial results, including the risks that actual product and collaboration revenues may differ from the Company’s current expectations, and risks that the preliminary financial results reported herein reflect information available to the Company only at this time and may differ from actual results, including in connection with the Company’s completion of financial closing procedures, as well as other risks detailed in the Company’s recent filings on Forms 10-K and 10-Q with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Deciphera Pharmaceuticals, Inc. on January 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2024	DECIPHERA PHARMACEUTICALS, INC.

	By:	/s/ Steven L. Hoerter
	Name:	Steven L. Hoerter
	Title:	President and Chief Executive Officer